Exhibit 10.18
BB&T
FIFTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

9520406872
Account Number

This Fifth Amendment to First Amended and Restated Loan Agreement (this “Amendment”) is made as of March 7, 2016 by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”) and the following entities (collectively, the “Borrowers”):

Synalloy Corporation, a Delaware corporation (“Synalloy”);

Metchem, Inc., a Delaware corporation (“Metchem”);

Synalloy Fabrication, LLC, a South Carolina limited liability company (formerly named SFR, LLC) (“Synalloy Fabrication”);

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”);

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”);

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”);

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”);

Palmer of Texas Tanks, Inc., a Texas corporation (“Palmer”);

Syntrans, LLC, a Texas limited liability company (“Syntrans”);

CRI Tolling, LLC, a South Carolina limited liability company (“CRI Tolling”); and

Specialty Pipe & Tube, Inc., a Delaware corporation (“SPT”),

for purposes of amending (without novation, accord nor satisfaction) certain aspects and provisions of the following (all of the following sequentially, cumulatively and collectively, the “Loan Agreement”): the First Amended and Restated Loan Agreement dated as of August 21, 2012; as adjoined to add Palmer pursuant to the Palmer Joinder Agreement dated as of August 21¸ 2012 by the among the parties hereto; and as further adjoined to add SPT pursuant to the Specialty Pipe & Tube Inc. Joinder Agreement dated as of November 21, 2014; and as amended pursuant to the First Amendment to First Amended and Restated Loan Agreement dated as of October 22, 2012, the Second Amendment to First Amended and Restated Loan Agreement dated as of August 9, 2013, the Third Amendment to First Amended and Restated Loan Agreement dated as of January 2, 2014 and the Fourth Amendment to First Amended and Restated Loan Agreement dated as of November 21, 2014. Capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement.

BB&T
FIFTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

Agreement

Section 1. Defined Terms from Loan Agreement

Capitalized terms used in this Amendment without definition retain (except, to the extent applicable, as amended hereby) the meanings respectfully assigned to such terms in the Loan Agreement.

Section 2. Recitals and Loan Agreement Incorporated Herein by Reference

Each and all of opening paragraphs, statements, information and other provisions of this Agreement above constitute an integral part of this Amendment among the parties and are to be considered binding upon the parties. In addition, the statements, recitals, terms, conditions and agreements of and in the Loan Agreement are hereby incorporated herein by this reference thereto as if set forth herein in full.

Section 3. Amendment to Definition of “EBITDA”. The sentence in the first indented paragraph of Section 5 of the Loan Agreement defining the term “EBITDA” is hereby restated to read as follows::

EBITDA is defined as the sum of (a) net income for such period plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense (including the interest component under capital lease obligations) (ii) total federal, state and other income taxes (iii) depreciation and amortization expense and (iv) non-recurring acquisition expenses, all as determined in accordance with GAAP plus (c) to the extent not already added back pursuant to the immediately preceding clause (b) above, with respect to the fourth quarter ended December 31, 2015, a non-cash goodwill impairment charge of $17,200,000 for such fiscal year; minus (d) as of February 29, 2016, the SPT and Palmer earn-out adjustments ($4,897,448) and the Palmer casualty insurance gain (923,470); plus (e) such other non-recurring and/or extraordinary charges in any fiscal year to which the Bank may consent in its discretion (not to be unreasonably withheld); minus (f) such other non-recurring and/or extraordinary gains in any fiscal year to which the Bank may consent in its discretion (not to be unreasonably withheld).

Any references to “EBITDA” set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers (including without limitation in any pricing grids to notes or otherwise) shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 4.    Revision of Tangible Net Worth Floor. Section 5 of the Loan Agreement entitled “Tangible Net Worth” is hereby restated to read as follows:

Tangible Net Worth: A minimum tangible net worth at all times of not less than $63,000,000 (as such minimum amount is increased pursuant to the following sentence, the “Minimum Tangible Net Worth”). The Minimum Tangible Net Worth amount shall increase (but shall in no event decrease) by at least 50% of Consolidated Net Income over the prior fiscal year-end result, and then each fiscal year thereafter. Tangible Net Worth is defined as, to the extent positive: net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, general intangibles, contract rights, and assets representing claims on stockholders or affiliated entities. Consolidated Net Income is defined as Borrowers’ after tax net income as shown on the Annual Financial Statements referred to in Section 3.08 of this Agreement.

Any references to this Tangible Net Worth covenant set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 5.    Total Liabilities to Tangible Net Worth. For the avoidance of doubt, the financial covenant set forth in the paragraph of Section 5 of the Loan Agreement concerning Total Liabilities to Tangible Net Worth remains in full force and effect.

Section 6. Amendment and Extension Fee. The Borrower shall pay to the Bank on the date hereof an amendment and extension fee in the amount of 15,000.

Section 7. Bringdown of Representations and Warranties. The Borrowers represent and warrant to Bank the continued accuracy and completeness, as of the date hereof, of all representations made in the Loan Documents (including without limitation Section 2 of the Loan

BB&T
FIFTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

Agreement) and as to Palmer the same by virtue of the Palmer Joinder Agreement referenced above, taking into account this Amendment constituting one of the Loan Documents.

Section 8. Indemnification

The Borrowers hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loan(s) and the other Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this Amendment, the Loan Documents or in any other loan documents now or hereafter executed in connection with this Amendment and the Loans; (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct; or (iv) any aspect of this Amendment or the transactions contemplated hereby.

Section 9. Ratification and Security

For the avoidance of doubt, all of the obligations of the Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the CRI Acquisition Loan, the SPT Acquisition Loan and any additional Loans or Loan Documents shall be and continue following the effectiveness of this Amendment to be (along with the other obligations referenced therein), the joint and several obligation of all of the Borrowers, secured by and enjoying the benefits of the pledges, mortgages, deeds of trust, collateral and other matters and security set forth in the Loan Documents. Notwithstanding the foregoing, however, nothing in this Amendment shall cause SPT to be or become obligated under any Swap Agreements as such term is defined in the Specialty Pipe & Tube Inc. Joinder Agreement dated as of November 21, 2014 or under any Loan Document which would in any way cause SPT to become a party to any Swap Agreement.
Section 10. Miscellaneous.

(a)
Certain Provisions Incorporated by Reference. Without limiting the continued general applicability of Section 10 (or any other provisions) of the Loan Agreement, the provisions of Sections 10.02 through Section 10.18 of the Loan Agreement are incorporated into this Amendment, mutatis mutandis, as if set forth herein in full.

(b)
Matters as to Amendment. This Amendment constitutes an amendment to the Loan Agreement (and, to the extent applicable, all other Loan Documents) and except for the effect of any matters expressly set forth in this Amendment, this Amendment, the Loan Agreement and each of the Loan Documents is, and shall continue to be following the effectiveness of this Amendment, in full force and effect in accordance with the terms thereof, and nothing in this Amendment shall otherwise be deemed to amend or modify any provision of the Loan Agreement or the other Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Amendment does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor, guarantor or other party from its obligations.

(c)
References to Documents. Each reference in the Loan Agreement, this Amendment and any other Loan Documents shall be the same as may be amended, restated, increased, decreased, extended, reduced or otherwise modified and effect from time to time.

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BB&T
FIFTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

(d)
WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AMENDMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

Witness (as to Synalloy Corporation): ______________________________ Witness (as to the co-Borrowers): ______________________________
SYNALLOY CORPORATION

By:                                                                                   (SEAL)
Dennis M. Loughran
Senior Vice President and CFO
of and on behalf of Synalloy Corporation

METCHEM, INC.
SYNALLOY METALS, INC.
MANUFACTURERS SOAP & CHEMICAL COMPANY
MANUFACTURERS CHEMICALS, LLC
BRISTOL METALS, LLC
SYNALLOY FABRICATION, LLC
PALMER OF TEXAS TANKS, INC.
SYNTRANS, LLC
CRI TOLLING, LLC
SPECIALTY PIPE & TUBE, INC.

By:                                                                                   (SEAL)
Richard D. Sieradzki
Vice President, Finance
of and on behalf of each of
the above-named entities

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________ Stan W. Parker Senior Vice President

[Signature Page to Fifth Amendment to First Amended and Restated Loan Agreement]